SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               ASB HOLDING COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           United States                                      56-2317250
           -------------                                      ----------
     (State of Incorporation                                 (IRS Employer
          or Organization)                                  Identification No.)


365 Broad Street, Bloomfield, New Jersey                        07003
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(Address of Principal Executive Offices)                      (Zip Code)

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
If this form relates to the registration of a class of       If this form relates to the registration of a class of
securities pursuant to Section 12(b)of the Exchange Act      securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),      and is effective pursuant to General Instruction A.(d),
please check the following box.|_|                           please check the following box.|X|
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Securities  Act  registration  statement file number to which this form relates:
333-105476

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                               Name of Each Exchange on Which
To be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------
None                                                           N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
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          (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

         The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of ASB Holding Company" in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on May 22, 2003 (File No. 333-105476), is incorporated by reference in response to this
Item 1. Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of "ASB Holding Company" contained in a prospectus relating to SEC File No. 333-105476 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits

3(i)     Charter of ASB Holding Company

3(ii)    Bylaws of ASB Holding Company


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           ASB HOLDING COMPANY


Date: September 8, 2003                 By:/s/Joseph Kliminski
                                        ----------------------
                                           Joseph Kliminski
                                           President and Chief Executive Officer